UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

AcelRx Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Boulevard, Suite 400 Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Unregistered Sale of Securities

Securities Purchase Agreement

On July 17, 2023, AcelRx Pharmaceuticals, Inc., or AcelRx, entered into a securities purchase agreement, or the Purchase Agreement, with several institutional investors, or the Purchasers, relating to the issuance and sale to the Purchasers in a private placement of:

●	5,340,591 shares of common stock, par value $0.001 per share;

●	Pre-funded warrants to purchase up to an aggregate of 2,012,356 shares of common stock at an exercise price of $0.001 per share;

●	Series A common stock warrants to purchase up to an aggregate of 7,352,947 shares of common stock at an exercise price of $1.11 per share; and

●	Series B common stock warrants to purchase up to an aggregate of 7,352,947 shares of common stock at an exercise price of $1.11 per share.

The pre-funded warrants are exercisable immediately following the closing date of the private placement and have an unlimited term and an exercise price of $0.001 per share.

The Series A and Series B common stock warrants will be exercisable immediately following the closing date of the private placement and have a five-year term and an exercise price of $1.11 per share. The Series A and Series B common stock warrants also include certain rights upon “fundamental transactions” as described in such warrants, including the right of the holders thereof to receive from AcelRx or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of common stock in such fundamental transaction in the amount of the Black Scholes value (as described in such warrants) of the unexercised portion of the applicable warrants on the date of the consummation of such fundamental transaction.

The combined offering price is $1.36 per share of common stock and accompanying Series A common stock warrant and Series B common stock warrant, or in the case of pre-funded warrants, $1.359 per pre-funded warrant and accompanying Series A common stock warrant and Series B common stock warrant (which is the purchase price per share of common stock and accompanying warrants less $0.001). The aggregate gross proceeds to AcelRx from the private placement are expected to be approximately $10.0 million, before deducting placement agent fees and other estimated expenses payable by AcelRx, and excluding the proceeds, if any, from the exercise of the pre-funded warrants and Series A and Series B common stock warrants issued in the private placement. The potential gross proceeds from the Series A common stock warrants and Series B common stock warrants, if fully exercised for cash, is approximately $16.3 million. The closing of the private placement is expected to occur on or about July 20, 2023, subject to the satisfaction of customary closing conditions.

In May 2023, AcelRx engaged H.C. Wainwright & Co., LLC to act as placement agent in the private placement. AcelRx has agreed to pay the placement agent a cash fee equal to 5.25% of the aggregate gross proceeds generated from the private placement and to reimburse certain expenses of the placement agent in connection with the private placement in an amount not to exceed $100,000. The placement agent will be entitled to an additional one-time payment of $200,000 upon the exercise of the Series A and Series B common stock warrants resulting in cumulative aggregate gross proceeds to AcelRx of at least $9.5 million in cash. In addition, we have agreed to issue to the placement agent Series A common stock warrants, or placement agent Series A common stock warrants, to purchase 183,824 shares of common stock and Series B common stock warrants, or placement agent Series B common stock warrants, to purchase 183,823 shares of common stock. These warrants have the same terms as the common stock warrants to be issued to the purchasers, except such warrants do not have a Black Scholes provision in the event of a fundamental transaction and the exercise price of such warrants in $1.70 per share, which is 125% of the combined offering price per share.

The private placement closed on July 20, 2023. AcelRx received aggregate gross proceeds from the private placement of approximately $10.0 million, before deducting the placement agent's fees and other offering expenses payable by AcelRx.

The forms of Purchase Agreement, Series A common stock warrant, Series B common stock warrant, pre-funded warrant, placement agent Series A common stock warrant and placement agent Series B common stock warrant are filed as Exhibits 10.1, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, respectively. The foregoing descriptions of the terms of the Purchase Agreement, the Series A common stock warrants, the Series B common stock warrants, the pre-funded warrants, the placement agent Series A common stock warrants and the placement agent Series B common stock warrants are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

We entered into a registration rights agreement, dated July 17, 2023, with the Purchasers pursuant to which we have agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission, or the SEC, covering the resale of the shares of common stock to be issued in the private placement and the shares of common stock underlying the pre-funded warrants, the Series A common stock warrants and the Series B common stock warrants no later than 15 days following the date of the Purchase Agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Purchase Agreement in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sale of Securities

The information contained above in Item 1.01 relating to the private placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of AcelRx.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Securities Purchase Agreement, dated July 17, 2023, by and between AcelRx Pharmaceuticals, Inc. and the Purchasers

10.2*	Form of Registration Rights Agreement, dated July 17, 2023, by and between AcelRx Pharmaceuticals, Inc. and the Purchasers

10.3	Form of Series A common stock warrant (July 2023)

10.4	Form of Series B common stock warrant (July 2023)

10.5	Form of Pre-Funded Warrant (July 2023)

10.6	Form of placement agent Series A common stock warrant

10.7	Form of placement agent Series B common stock warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) or Item 601(b)(2). AcelRx Pharmaceuticals, Inc. agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023	AcelRx Pharmaceuticals, Inc.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer